SIMON®

DESERT HILLS

TOWN CENTER AT BOCA RATON
VALET

COACH

4Q 2020 SUPPLEMENTAL
SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2020 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Ali Slocum
317-264-3079 Media

SIMON PROPERTY GROUP REPORTS
FOURTH QUARTER AND FULL YEAR 2020 RESULTS
INDIANAPOLIS, February 8, 2021 – Simon, a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter and twelve months ended December 31, 2020.
“2020 was a difficult year for all those affected by COVID-19, including our Company,” said David Simon, Chairman, Chief Executive Officer and President. “We feel confident we have turned the corner, and we expect growth in earnings and cash flow in 2021.”
“Even with the unprecedented operating environment over the past year, we:
•
generated over $2.3 billion in operating cash flow;

•
acquired an 80% interest in The Taubman Realty Group;

•
made strategic investments in widely recognized retail brands at attractive valuations and have already made significant progress in repositioning these brands and increasing their operating cash flow;

•
raised over $13 billion in the debt and equity markets;

•
opened two new international shopping destinations, expanded two others and completed three domestic redevelopments;

•
granted approximately $400 million in tenant rent abatements to support small and local businesses, regional entrepreneurs and restauranteurs;

•
paid nearly $700 million in real estate taxes (an increase from 2019) despite losing approximately 13,500 shopping days in our domestic portfolio during the year as a result of the restrictive governmental orders placed on our retail real estate and

•
returned more than $2 billion to shareholders in cash dividends paid.”

4Q 2020 SUPPLEMENTAL	2

EARNINGS RELEASE
Results for the Year
•
Net income attributable to common stockholders was $1.109 billion, or $3.59 per diluted share for the twelve months ended December 31, 2020. Results for 2020 include non-cash impairment charges, partially offset by a gain on sale, of  $115.0 million, or $0.32 per diluted share.

•
Funds From Operations (“FFO”) was $3.237 billion, or $9.11 per diluted share for the year ended 2020. FFO for the year ended 2020 was negatively impacted by $2.67 per diluted share primarily due to reduced revenues from the Company’s domestic and international operations caused by the impact of the COVID-19 pandemic, partially offset by cost reduction initiatives.

•
Portfolio net operating income (“NOI”) for the full year 2020 declined 17.1%. The year-over-year decline is primarily due to reduced revenues from tenant rent abatements, higher uncollectible rents, lower sales-based rents and a reduction in ancillary property income, including Simon Brand Ventures sponsorship income, partially offset by cost reduction initiatives. The Company did not amortize any rent abatements; instead, abatements were expensed in the period granted.

Results for the Quarter
•
Net income attributable to common stockholders was $271.5 million, or $0.86 per diluted share for the three months ended December 31, 2020. The current year period includes a non-cash impairment charge, partially offset by a gain on sale, of  $16.8 million, or $0.05 per diluted share.

•
FFO was $786.6 million, or $2.17 per diluted share. FFO in the current year period was negatively impacted by $0.95 primarily due to reduced revenues from the Company’s domestic and international operations caused by the impact of the COVID-19 pandemic, partially offset by cost reduction initiatives.

•
Portfolio NOI for the three months ended December 31, 2020 declined 23.9%.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 91.3% at December 31, 2020.

•
Base minimum rent per square foot was $55.80 at December 31, 2020, an increase of 2.2% year-over-year.

4Q 2020 SUPPLEMENTAL	3

EARNINGS RELEASE
Business Update
As of February 5, 2021, the Company has collected from its U.S. retail portfolio, 90% of its net billed rents for the second, third and fourth quarters, combined.
($ millions)	Q2 2020 through Q4 2020
U.S. Managed Portfolio Gross Contractual Rents	$4,762
Rent Write-Offs Related to Tenants in Bankruptcy	(102)
Net Contractual Rents	4,660
Deferrals Agreed	(341)
Abatements Granted	(410)
Net Billed Rents	3,909
Collected	$3,520
Collected as percent of Net Billed Rents	90%
Amounts are presented on a gross basis, not at the Company’s share. U.S. managed portfolio gross contractual rents do not include any prior period deferrals or sales-based rents. Amounts above relate to the contractual rents in the stated periods. Abatements reduced Lease Income in the period they were granted or agreed.
Acquisition of Taubman Centers, Inc.
In December, the Company completed its acquisition of an 80% ownership interest in The Taubman Realty Group (“TRG”). Under the terms of the transaction, Simon, through its operating partnership, Simon Property Group, L.P., acquired all of Taubman Centers, Inc. (“TCO”) common stock for $43.00 per share in cash, and the Taubman family sold approximately one-third of its ownership interest at the transaction price and remains a 20% partner in TRG.
Total consideration for the acquisition, including the redemption of TCO’s 6.5% Series J Cumulative Preferred Shares and its 6.25% Series K Cumulative Preferred Shares, was approximately $3.45 billion and was funded with existing liquidity, including proceeds from Simon’s issuance of 22,137,500 shares of its common stock which was completed in November 2020.
Capital Markets and Balance Sheet Liquidity
During the fourth quarter, the Company completed a public offering of 22,137,500 shares of its common stock. Net proceeds from the offering were approximately $1.56 billion.
Subsequent to the end of the quarter, the Company completed a two tranche senior notes offering totaling $1.5 billion. Combined, the two new issues of senior notes had a weighted average term of 8.4 years and a weighted average coupon rate of 1.96%.
As of December 31, 2020, Simon had more than $8.2 billion of liquidity consisting of  $1.5 billion of cash on hand, including its share of joint venture cash, and $6.7 billion of available capacity under its revolving credit facilities, net of  $623 million outstanding under its U.S. commercial paper program.

4Q 2020 SUPPLEMENTAL	4

EARNINGS RELEASE
Dividends
The Company paid its fourth quarter 2020 common stock dividend of  $1.30 per share, in cash, on January 22, 2021. Simon’s Board of Directors will declare a common stock cash dividend for the first quarter of 2021 on or before March 31, 2021.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on March 31, 2021 to shareholders of record on March 17, 2021.
2021 Guidance
The Company currently estimates net income to be within a range of  $4.60 to $4.85 per diluted share and that FFO will be within a range of  $9.50 to $9.75 per diluted share for the year ending December 31, 2021. This guidance range assumes no further government mandated shutdowns of the Company’s domestic retail properties.
The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:
For the year ending December 31, 2021
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$4.60	$4.85
Depreciation and amortization including Simon’s share of unconsolidated entities	4.90	4.90
Estimated FFO per diluted share	$9.50	$9.75
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today at 5:00 p.m. Eastern Time, Monday, February 8, 2021. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 15, 2021. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 9827795.
Supplemental Materials and Website
Supplemental information on our fourth quarter 2020 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

4Q 2020 SUPPLEMENTAL	5

EARNINGS RELEASE
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward — looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward — looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward — looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

4Q 2020 SUPPLEMENTAL	6

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
REVENUE:
Lease income	$1,032,795	$1,356,238	$4,302,367	$5,243,771
Management fees and other revenues	25,336	29,174	96,882	112,942
Other income	73,298	103,203	208,254	398,476
Total revenue	1,131,429	1,488,615	4,607,503	5,755,189
EXPENSES:
Property operating	81,675	113,741	349,154	453,145
Depreciation and amortization	331,851	324,310	1,318,008	1,340,503
Real estate taxes	110,067	118,600	457,142	468,004
Repairs and maintenance	23,376	26,743	80,858	100,495
Advertising and promotion	37,646	41,216	98,613	150,344
Home and regional office costs	41,249	45,217	171,668	190,109
General and administrative	5,366	7,333	22,572	34,860
Other	38,152	34,579	137,679	109,898
Total operating expenses	669,382	711,739	2,635,694	2,847,358
OPERATING INCOME BEFORE OTHER ITEMS	462,047	776,876	1,971,809	2,907,831
Interest expense	(197,855)	(189,813)	(784,400)	(789,353)
Loss on extinguishment of debt	—	(116,256)	—	(116,256)
Income and other tax benefit (expense)	1,572	(6,744)	4,637	(30,054)
Income from unconsolidated entities	63,260	127,657	219,870	444,349
Unrealized gains (losses) in fair value of equity instruments	494	(3,365)	(19,632)	(8,212)
(Loss) gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(16,792)	2,061	(114,960)	14,883
CONSOLIDATED NET INCOME	312,726	590,416	1,277,324	2,423,188
Net income attributable to noncontrolling interests	40,409	79,388	164,760	321,604
Preferred dividends	834	834	3,337	3,337
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$271,483	$510,194	$1,109,227	$2,098,247
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$0.86	$1.66	$3.59	$6.81

4Q 2020 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	December 31, 2020	December 31, 2019
ASSETS:
Investment properties, at cost	$38,050,196	$37,804,495
Less – accumulated depreciation	14,891,937	13,905,776
	23,158,259	23,898,719
Cash and cash equivalents	1,011,613	669,373
Tenant receivables and accrued revenue, net	1,236,734	832,151
Investment in unconsolidated entities, at equity	2,603,571	2,371,053
Investment in Klépierre, at equity	1,729,690	1,731,649
Investment in TRG, at equity	3,451,897	—
Right-of-use assets, net	512,914	514,660
Deferred costs and other assets	1,082,168	1,214,025
Total assets	$34,786,846	$31,231,630
LIABILITIES:
Mortgages and unsecured indebtedness	$26,723,361	$24,163,230
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,311,925	1,390,682
Cash distributions and losses in unconsolidated entities, at equity	1,577,393	1,566,294
Dividend payable	486,922	—
Lease liabilities	515,492	516,809
Other liabilities	513,515	464,304
Total liabilities	31,128,608	28,101,319
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	185,892	219,061
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,091	42,420
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,849,037 and 320,435,256 issued and outstanding, respectively	34	32
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,179,688	9,756,073
Accumulated deficit	(6,102,314)	(5,379,952)
Accumulated other comprehensive loss	(188,675)	(118,604)
Common stock held in treasury, at cost, 14,355,621 and 13,574,296 shares, respectively	(1,891,352)	(1,773,571)
Total stockholders’ equity	3,039,472	2,526,398
Noncontrolling interests	432,874	384,852
Total equity	3,472,346	2,911,250
Total liabilities and equity	$34,786,846	$31,231,630

4Q 2020 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
REVENUE:
Lease income	$624,516	$802,746	$2,544,134	$3,088,594
Other income	85,284	88,060	300,634	322,398
Total revenue	709,800	890,806	2,844,768	3,410,992
OPERATING EXPENSES:
Property operating	136,616	152,320	519,979	587,062
Depreciation and amortization	179,719	169,693	692,424	681,764
Real estate taxes	64,864	65,314	262,351	266,013
Repairs and maintenance	19,061	23,491	68,722	85,430
Advertising and promotion	24,764	25,808	67,434	89,660
Other	55,888	53,374	163,710	196,178
Total operating expenses	480,912	490,000	1,774,620	1,906,107
OPERATING INCOME BEFORE OTHER ITEMS	228,888	400,806	1,070,148	1,504,885
Interest expense	(152,703)	(163,074)	(616,332)	(636,988)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	3,022	—	24,609
NET INCOME	$76,185	$240,754	$453,816	$892,506
Third-Party Investors’ Share of Net Income	$32,731	$128,618	$226,364	$460,696
Our Share of Net Income	43,454	112,136	227,452	431,810
Amortization of Excess Investment (A)	(19,953)	(21,143)	(82,097)	(83,556)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	—	—	(9,156)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	—	(1,133)	—	(1,133)
Income from Unconsolidated Entities (B)	$23,501	$89,860	$145,355	$337,965

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”) and The Taubman Realty Group (“TRG”). For additional information, see footnote B.

4Q 2020 SUPPLEMENTAL	9

EARNINGS RELEASE
Simon Property Group, Inc
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	December 31, 2020	December 31, 2019
Assets:
Investment properties, at cost	$20,079,476	$19,525,665
Less – accumulated depreciation	8,003,863	7,407,627
	12,075,613	12,118,038
Cash and cash equivalents	1,169,422	1,015,864
Tenant receivables and accrued revenue, net	749,231	510,157
Right-of-use assets, net	185,598	185,302
Deferred costs and other assets	380,087	384,663
Total assets	$14,559,951	$14,214,024
Liabilities and Partners’ Deficit:
Mortgages	$15,569,485	$15,391,781
Accounts payable, accrued expenses, intangibles, and deferred revenue	969,242	977,112
Lease liabilities	188,863	186,594
Other liabilities	426,321	338,412
Total liabilities	17,153,911	16,893,899
Preferred units	67,450	67,450
Partners’ deficit	(2,661,410)	(2,747,325)
Total liabilities and partners’ deficit	$14,559,951	$14,214,024
Our Share of:
Partners’ deficit	$(1,130,713)	$(1,196,926)
Add: Excess Investment (A)	1,399,757	1,525,903
Our net Investment in unconsolidated entities, at equity	$269,044	$328,977

Note:
The above financial presentation does not include any information related to our investments in Klépierre and TRG. For additional information, see footnote B.

4Q 2020 SUPPLEMENTAL	10

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Consolidated Net Income (D)	$312,726	$590,416	$1,277,324	$2,423,188
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	329,422	321,404	1,308,419	1,329,843
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	133,645	139,579	536,133	551,596
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	16,792	(2,061)	114,960	(14,883)
Unrealized (gains) losses in fair value of equity instruments	(494)	3,365	19,632	8,212
Net (gain) loss attributable to noncontrolling interest holders in properties	(173)	(1,172)	4,378	(991)
Noncontrolling interests portion of depreciation and amortization and loss (gain) on disposal of properties	(3,966)	(4,834)	(18,631)	(19,442)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)
FFO of the Operating Partnership	$786,639	$1,045,384	$3,236,963	$4,272,271
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$0.86	$1.66	$3.59	$6.81
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.27	1.30	5.14	5.25
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.05	(0.01)	0.32	(0.04)
Unrealized (gains) losses in fair value of equity instruments	(0.01)	0.01	0.06	0.02
Diluted FFO per share	$2.17	$2.96	$9.11	$12.04

Details for per share calculations:
FFO of the Operating Partnership	$786,639	$1,045,384	$3,236,963	$4,272,271
Diluted FFO allocable to unitholders	(100,472)	(138,219)	(424,063)	(563,342)
Diluted FFO allocable to common stockholders	$686,167	$907,165	$2,812,900	$3,708,929
Basic and Diluted weighted average shares outstanding	316,595	306,869	308,738	307,950
Weighted average limited partnership units outstanding	46,455	46,751	46,544	46,774
Basic and Diluted weighted average shares and units outstanding	363,050	353,620	355,282	354,724
Basic and Diluted FFO per Share	$2.17	$2.96	$9.11	$12.04
Percent Change	-26.7%		-24.3%

4Q 2020 SUPPLEMENTAL	11

EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and TRG. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and TRG. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper — 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
(Losses) gains on land sales of  ($0.1) million and $3.2 million for the three months ended December 31, 2020 and 2019, respectively, and $8.0 million and $17.3 million for the twelve months ended December 31, 2020 and 2019, respectively.

 –
Straight-line adjustments (decreased) increased income by ($19.6) million and $24.9 million for the three months ended December 31, 2020 and 2019, respectively, and ($23.9) million and $90.9 million for the twelve months ended December 31, 2020 and 2019, respectively.

 –
Amortization of fair market value of leases from acquisitions increased income by $1.7 million and $1.4 million for the three months ended December 31, 2020 and 2019, respectively, and $5.2 million and $5.4 million for the twelve months ended December 31, 2020 and 2019, respectively.

4Q 2020 SUPPLEMENTAL	12

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2020, we owned or had an interest in 234 properties comprising 191 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at December 31, 2020, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.
This package was prepared to provide operational and balance sheet information as of December 31, 2020 for the Company and the Operating Partnership. Portfolio and operational information related to TRG is not included in this package.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2020 SUPPLEMENTAL	13

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
	Common Stock	SPG
	8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
	Corporate	A	(Negative Outlook)
	Senior Unsecured	A	(Negative Outlook)
	Commercial Paper	A1	(Negative Outlook)
	Preferred Stock	BBB+	(Negative Outlook)
Moody’s
	Senior Unsecured	A3	(Stable Outlook)
	Commercial Paper	P2	(Stable Outlook)
	Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	50%	Yes
Total Secured Debt to Total Assets (1)	≤50%	22%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.2X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	222%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2020 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2020	2019	2020	2019
Financial Highlights
Total Revenue – Consolidated Properties	$1,131,429	$1,488,615	$4,607,503	$5,755,189
Consolidated Net Income	$312,726	$590,416	$1,277,324	$2,423,188
Net Income Attributable to Common Stockholders	$271,483	$510,194	$1,109,227	$2,098,247
Basic and Diluted Earnings per Common Share (EPS)	$0.86	$1.66	$3.59	$6.81
Funds from Operations (FFO) of the Operating Partnership	$786,639	$1,045,384	$3,236,963	$4,272,271
Basic and Diluted FFO per Share (FFOPS)	$2.17	$2.96	$9.11	$12.04
Declared Dividends/Distributions per Share/Unit	$1.30	$2.10	$6.00	$8.30
	AS OF DECEMBER 31, 2020	AS OF DECEMBER 31, 2019
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,322	46,740
Common Shares Outstanding at end of period	328,502	306,869
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,824	353,609
Weighted Average Limited Partnership Units Outstanding	46,544	46,744
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	308,738	307,950
Debt Information
Share of Unsecured Consolidated Debt	$19,784,862	$17,255,505
Share of Consolidated Non-Recourse Mortgage Debt	6,757,261	6,732,681
Share of Joint Venture Non-Recourse Mortgage Debt	7,159,202	7,214,181
Share of Total Debt	$33,701,325	$31,202,367
Less Share of Cash and Cash Equivalents	1,508,665	1,114,490
Share of Net Debt	$32,192,660	$30,087,877
Market Capitalization
Common Stock Price at end of period	$85.28	$148.96
Common Equity Capitalization, including Limited Partnership Units	$32,050,239	$52,673,608
Preferred Equity Capitalization, including Limited Partnership Preferred Units	81,762	83,236
Total Equity Market Capitalization	$32,132,001	$52,756,844
Total Market Capitalization – Including Share of Total Debt	$65,833,326	$83,959,211

4Q 2020 SUPPLEMENTAL	15

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2020
(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.

(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

(3)
Includes Lifestyle Centers.

4Q 2020 SUPPLEMENTAL	16

Net Operating Income Overview (1)
(In thousands)
	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2020	2019	% Growth	2020	2019	% Growth

Domestic Property NOI	$1,084,861	$1,463,102	-25.9%	$4,631,922	$5,608,106	-17.4%
International Properties (2)	135,512	140,347		423,245	487,961
Portfolio NOI	$1,220,373	$1,603,449	-23.9%	$5,055,167	$6,096,067	-17.1%
Our share of NOI from Investments (3)	48,768	72,276		194,174	269,598
Our share of NOI from Retailer Investments (4)	30,188	17,633		21,507	40,149
Corporate and Other NOI Sources (5)	28,747	115,883		228,874	548,117
Combined NOI	$1,328,076	$1,809,241		$5,499,722	$6,953,931
Less: Joint Venture Partners’ Share of NOI	216,379	308,369		940,892	1,163,972
Our Share of Total NOI	$1,111,697	$1,500,872		$4,558,830	$5,789,959

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.

(2)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Domestic Property NOI) and International Designer Outlets at constant currency. Substantially all of the NOI decline in 2020 related to the impact of COVID-19.

(3)
Includes our share of NOI of Klépierre (at constant currency). Substantially all of the NOI decline in 2020 related to the impact on our share of NOI from our investment in Klépierre resulting from property closures.

(4)
Includes our share of NOI of our retailer investments. Substantially all of the NOI decline in 2020 related to the impact of COVID-19 on our retailer investments operations from store closures.

(5)
Includes income components excluded from Portfolio NOI and Domestic Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Simon management company revenues, and other assets. The twelve months ended December 31, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps Residential.

4Q 2020 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2020	2019	2020	2019
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$312,726	$590,416	$1,277,324	$2,423,188
Income and other tax (benefit) expense	(1,572)	6,744	(4,637)	30,054
Interest expense	197,855	189,813	784,400	789,353
Loss on extinguishment of debt	—	116,256	—	116,256
Income from unconsolidated entities	(63,260)	(127,657)	(219,870)	(444,349)
Unrealized (gains) losses in fair value of equity instruments	(494)	3,365	19,632	8,212
Loss (gain) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	16,792	(2,061)	114,960	(14,883)
Operating Income Before Other Items	462,047	776,876	1,971,809	2,907,831
Depreciation and amortization	331,851	324,310	1,318,008	1,340,503
Home and regional office costs	41,249	45,217	171,668	190,109
General and administrative	5,366	7,333	22,572	34,860
NOI of consolidated entities	$840,513	$1,153,736	$3,484,057	$4,473,303
Reconciliation of NOI of unconsolidated entities:
Net Income	$76,185	$240,754	$453,816	$892,506
Interest expense	152,703	163,074	616,332	636,988
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	(3,022)	—	(24,609)
Operating Income Before Other Items	228,888	400,806	1,070,148	1,504,885
Depreciation and amortization	179,719	169,693	692,424	681,764
NOI of unconsolidated entities	$408,607	$570,499	$1,762,572	$2,186,649
Add: Our share of NOI from Klépierre and other corporate investments	78,956	85,006	253,093	293,979
Combined NOI	$1,328,076	$1,809,241	$5,499,722	$6,953,931

4Q 2020 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED DECEMBER 31, 2020	TWELVE MONTHS ENDED DECEMBER 31, 2020
FFO of the Operating Partnership	$786,639	$3,236,963
Non-cash impacts to FFO (1)	24,604	54,270
FFO of the Operating Partnership excluding non-cash impacts	811,243	3,291,233
Tenant allowances	(24,837)	(82,471)
Operational capital expenditures	(23,810)	(66,974)
Funds available for distribution	$762,596	$3,141,788

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2020	TWELVE MONTHS ENDED DECEMBER 31, 2020
Deductions:
Fair market value of lease amortization	(1,717)	(5,195)
Fair value of debt amortization	(496)	(1,112)
Additions:
Straight-line lease loss	19,632	23,917
Stock based compensation expense	215	10,271
Mortgage, financing fee and terminated swap amortization expense	6,970	26,389
	$24,604	$54,270
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI) and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

4Q 2020 SUPPLEMENTAL	19

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
Consolidated Properties	2020	2019	2020	2019
Other Income
Interest, dividend and distribution income (1)	$4,028	$11,457	$16,940	$36,982
Lease settlement income	15,888	1,982	29,451	17,493
Gains on land sales	303	3,597	8,562	13,753
Other (2)(3)	53,079	86,167	153,301	330,248
Totals	$73,298	$103,203	$208,254	$398,476
Other Expense
Ground leases	$10,154	$11,179	$40,287	$43,499
Professional fees and other	27,998	23,400	97,392	66,399
Totals	$38,152	$34,579	$137,679	$109,898

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2020	2019	2020	2019
Capitalized Interest
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$6,735	$9,366	$22,905	$33,324
Our Share of Joint Venture Properties	$820	$293	$1,597	$1,187

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
The twelve months ended December 31, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps residential.

4Q 2020 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION
	AS OF DECEMBER 31,
	2020	2019
Total Number of Properties	168	175
Total Square Footage of Properties (in millions)	142.3	150.3
Ending Occupancy (1):
Consolidated Assets	91.5%	95.3%
Unconsolidated Assets	90.9%	94.5%
Total Portfolio	91.3%	95.1%
Base Minimum Rent PSF (2):
Consolidated Assets	$ 53.98	$ 53.06
Unconsolidated Assets	$ 60.97	$ 58.71
Total Portfolio	$ 55.80	$ 54.59
Open / Close Spread
		RENT PSF (BASE MINIMUM RENT & CAM)
	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (3)	AVERAGE CLOSING RATE PSF (3)	LEASING SPREAD (3)	SPREAD TO CLOSE %
12/31/20	5,023,608	$60.08	$64.49	($4.41)	-6.8%
12/31/19	8,216,167	$62.39	$54.56	$7.83	14.4%

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

4Q 2020 SUPPLEMENTAL	21

THE MILLS AND INTERNATIONAL OPERATING INFORMATION
	AS OF DECEMBER 31,
	2020	2019
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.5
Ending Occupancy (1)	95.3%	97.0%
Base Minimum Rent PSF (2)	$ 33.77	$ 33.09
Leasing Spread PSF (3)	$ 4.61	$ 5.48
Leasing Spread (Percentage Change) (3)	11.6%	13.2%
International Properties
Premium Outlets
Total Number of Properties	21	20
Total Square Footage of Properties (in millions)	8.3	7.7
Designer Outlets
Total Number of Properties	10	9
Total Square Footage of Properties (in millions)	2.6	2.4
Statistics for Premium Outlets in Japan (4)
Ending Occupancy	99.5%	99.5%
Base Minimum Rent PSF	¥5,447	¥5,269

(1)
See footnote 1 on U.S. Malls and Premium Outlets Operating Information for definition, except Ending Occupancy is calculated on all company owned space.

(2)
See footnote 2 on U.S. Malls and Premium Outlets Operating Information for definition.

(3)
See footnote 3 on U.S. Malls and Premium Outlets Operating Information for definition.

(4)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2020 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 12/31/20	Percentage of Gross Annual Rental Revenues (2)
Inline Stores and Freestanding
Month to Month Leases	995	3,463,698	$56.04	3.7%
2021	2,392	8,635,941	$50.52	8.0%
2022	2,561	9,658,952	$50.16	9.2%
2023	2,325	9,254,119	$59.14	8.9%
2024	1,785	7,076,454	$59.86	7.8%
2025	1,561	6,100,909	$63.53	7.4%
2026	1,246	5,046,888	$61.22	5.8%
2027	924	3,621,868	$65.80	4.5%
2028	810	3,543,203	$61.61	4.1%
2029	697	3,025,932	$66.61	3.5%
2030	437	2,085,678	$64.17	2.3%
2031 and Thereafter	323	2,169,536	$42.04	1.8%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,865	4,898,558	$16.47	1.6%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2021	2	158,266	$3.73	0.0%
2022	10	1,408,024	$4.22	0.1%
2023	17	2,381,099	$6.00	0.3%
2024	18	1,565,287	$8.59	0.3%
2025	17	1,676,634	$6.72	0.2%
2026	14	1,660,628	$4.50	0.1%
2027	6	920,224	$4.16	0.1%
2028	8	707,745	$8.27	0.1%
2029	4	511,660	$2.44	0.0%
2030	8	824,573	$8.52	0.1%
2031 and Thereafter	19	1,749,992	$12.09	0.4%

(1)
Does not consider the impact of renewal options that may be contained in leases.

(2)
Annual rental revenues represent 2020 consolidated and joint venture combined base rental revenue.

4Q 2020 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	349	3,338	1.9%	3.3%
L Brands, Inc.	291	1,789	1.0%	2.3%
PVH Corporation	228	1,444	0.8%	1.8%
Tapestry, Inc.	248	1,019	0.6%	1.7%
Signet Jewelers, Ltd.	338	490	0.3%	1.5%
Capri Holdings Limited	144	562	0.3%	1.4%
American Eagle Outfitters, Inc	199	1,279	0.7%	1.3%
Foot Locker, Inc.	205	955	0.5%	1.3%
Luxottica Group SPA	370	658	0.4%	1.3%
VF Corporation	191	802	0.4%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	103	19,935	11.1%	0.3%
J.C. Penney Co., Inc.	57	9,372	5.2%	0.3%
Dillard’s, Inc.	35	6,450	3.6%	*
Nordstrom, Inc.	24	4,103	2.3%	0.1%
Dick’s Sporting Goods, Inc.	35	2,354	1.3%	0.6%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Hudson’s Bay Company	10	1,215	0.7%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Sears	6	1,142	0.6%	*
Target Corporation	6	831	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

4Q 2020 SUPPLEMENTAL	24

CAPITAL EXPENDITURES
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$27,056	$108,874	$51,056
Redevelopment projects with incremental square footage and/or anchor replacement	253,922	318,963	144,758
Redevelopment projects with no incremental square footage (1)	48,389	19,704	10,348
Subtotal new development and redevelopment projects	329,367	447,541	206,162
Tenant allowances	58,241	49,820	23,755
Operational capital expenditures at properties:
CAM expenditures	29,761	43,057	18,526
Non-CAM expenditures	2,753	16,055	7,217
Totals	$420,122	$556,473	$255,660
Conversion from accrual to cash basis	63,997	(82,490)	(37,898)
Capital Expenditures for the Twelve Months Ended 12/31/20 (2)	$484,119	$473,983	$217,762
Capital Expenditures for the Twelve Months Ended 12/31/19 (2)	$876,011	$789,323	$348,540

(1)
Includes restoration projects as a result of property damage from natural disasters.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2020 SUPPLEMENTAL	25

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2020
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	Actual Investment thru Q4 2020	Forecasted Investment 2021 – 2022	Forecasted Total Investment 2020 – 2022
Malls
Redevelopments	$485,130	7%	$205,258	$135,102	$340,360
Premium Outlets
New Developments – U.S.	$16,765	—	$16,765	$—	$16,765
New Developments – International	$97,860	8%	$33,922	$12,254	$46,176
Redevelopments – U.S.	$35,006	9%	$18,374	$4,686	$23,060
Redevelopments – International	$141,547	9%	$64,637	$23,780	$88,417
The Mills
Redevelopments	$52,865	11%	$23,043	$16,393	$39,436
Total Investment (1)	$829,173	8%	$361,999	$192,215	$554,214
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(312,237)		$(135,945)	$(103,666)	$(239,611)
Total Net Cash Investment	$516,936		$226,054	$88,549	$314,603
Notes:
(1)
Our share of Net Investment includes $373M of previous investment that was in CIP as of December 31, 2019.

4Q 2020 SUPPLEMENTAL	26

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2019 through December 31, 2020
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2019	306,868,960	46,740,117
Activity During the First Nine Months of 2020:
Exchange of Limited Partnership Units for Common Stock	194,914	(194,914)
Redemption of Limited Partnership Units for Cash	—	(116,658)
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(15,561)	—
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	150,704	36,252
Repurchase of Simon Property Group Common Stock in open market	(1,245,654)	—
Number Outstanding at September 30, 2020	305,953,363	46,464,797
Fourth Quarter Activity
Exchange of Limited Partnership Units for Common Stock	98,290	(98,290)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	312,263	—
Issuance of Common Stock	22,137,500
Issuance of Limited Partnership Units in Connection with the Taubman Acquisition	—	955,705
Number Outstanding at December 31, 2020	328,501,416	47,322,212
Number of Limited Partnership Units and Common Shares at December 31, 2020	375,823,628
PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2020
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership’s 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2020 was $70.55 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2020 SUPPLEMENTAL	27

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

NET DEBT ($ BILLIONS)
Non-Recourse Mortgage Net Debt(1)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
28.7
29.6
29.3
30.1
32.2
2.0
15.9
16.3
16.0
16.6
16.8
12.8
13.3
13.3
13.5
13.4
2016
2017
2018
2019
2020(2)

FIXED CHARGE COVERAGE (X)
5.0
5.0
5.1
5.3
4.2
2016
2017
2018
2019
2020

UNSECURED INTEREST COVERAGE (X)
6.0
6.2
6.4
6.9
5.3
2016
2017
2018
2019
2020

FFO PAYOUT RATIO (%)
62%
64%
65%
69%
66%
2016(3)
2017(3)
2018
2019(3)
2020

WEIGHTED AVERAGE INTEREST RATE (%)
3.53%
3.40%
3.50%
3.33%
3.14%
2016
2017
2018
2019
2020

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)
7.0
6.6
6.2
6.7
6.6
2016
2017
2018
2019
2020

(1)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(2)
Includes the $2.0 billion term loan drawn for the purpose of funding Taubman acquisition, which closed on December 29, 2020; no other data is adjusted to reflect acquisition.

(3)
Includes a charge for loss on extinguishment of debt of  $0.38 per share in 2016, $0.36 per share in 2017, and $0.33 per share in 2019.

4Q 2020 SUPPLEMENTAL	28

SUMMARY OF INDEBTEDNESS
As of December 31, 2020
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,815,607	$5,672,742	3.84%	4.1
Variable Rate Debt	1,144,136	1,104,743	2.19%	2.3
Total Mortgage Debt	6,959,743	6,777,485	3.57%	3.8
Unsecured Debt
Fixed Rate	17,083,082	17,083,082	3.13%	9.3
Revolving Credit Facility – USD Currency	125,000	125,000	0.84%	4.5
Term Facility – USD Currency	2,000,000	2,000,000	0.85%	2.5
Total Revolving Credit Facilities	2,125,000	2,125,000	0.85%	2.6
Global Commercial Paper – USD	623,020	623,020	0.29%	0.1
Total Unsecured Debt	19,831,102	19,831,102	2.78%	8.6
Premium	35,077	35,077
Discount	(54,199)	(54,199)
Debt Issuance Costs	(113,132)	(112,112)
Other Debt Obligations	64,770	64,770
Consolidated Mortgages and Unsecured Indebtedness (1)	$26,723,361	$26,542,123	2.98%	7.3
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,559,099	$6,322,465	3.87%	3.9
Floating Rate Debt (Hedged) (1)	434,579	181,960	2.14%	6.2
Variable Rate Debt	1,227,447	522,008	1.78%	2.1
TMLP Debt (2)	378,845	146,677	—	—
Total Mortgage Debt	15,599,970	7,173,110	3.67%	3.9
Debt Issuance Costs	(30,485)	(13,908)
Joint Venture Mortgages and Other Indebtedness (1)	$15,569,485	$7,159,202	3.67%	3.9
Our Share of Total Indebtedness		$33,701,325	3.14%	6.6
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	87.9%	$23,335,407	3.50%	8.1
Variable	12.1%	3,206,716	1.31%	2.6
	100.0%	26,542,123	2.98%	7.3
Joint Venture
Fixed	90.2%	$6,458,006	3.87%	3.9
Variable	9.8%	701,196	1.88%	3.2
	100.0%	7,159,202	3.67%	3.9
Total Debt		$33,701,325
Total Fixed Debt	88.4%	$29,789,935	3.35%	7.1
Total Variable Debt	11.6%	$3,911,390	1.41%	2.7

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(2)
See footnote 20 on the Property and Debt information.

4Q 2020 SUPPLEMENTAL	29

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2020
(In thousands)
YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT
2021	$1,173,020	1.32%	$1,116,761	3.13%	$1,118,689	4.42%	$3,408,470	2.93%
2022	2,069,849	2.00%	741,750	3.46%	973,642	3.75%	3,785,241	2.72%
2023	3,100,000	1.52%	720,606	3.85%	605,019	3.09%	4,425,625	2.13%
2024	2,500,000	2.92%	395,584	3.74%	1,211,298	3.44%	4,106,882	3.14%
2025	1,838,233	2.57%	1,232,520	3.45%	884,980	3.27%	3,955,733	3.00%
2026	1,550,000	3.28%	2,166,635	3.87%	881,412	3.64%	4,598,047	3.62%
2027	1,500,000	3.38%	145,000	4.00%	460,353	3.19%	2,105,353	3.38%
2028	—	—	54,425	3.85%	738,933	4.11%	793,358	4.09%
2029	1,250,000	2.45%	204,204	2.00%	—	—	1,454,204	2.39%
2030	750,000	2.65%	—	—	225,250	3.12%	975,250	2.76%
2031	—	—	—	—	40,504	3.95%	40,504	3.95%
Thereafter	4,100,000	4.30%	—	—	33,030	6.68%	4,133,030	4.31%
Face Amounts of Indebtedness	$19,831,102	2.78%	$6,777,485	3.57%	$7,173,110	3.67%	$33,781,697	3.13%
Premiums (Discounts) on Indebtedness, Net	(22,470)		3,348		—		(19,122)
Debt Issuance Costs	(88,540)		(23,572)		(13,908)		(126,020)
Other Debt Obligations	64,770		—		—		64,770
Our Share of Total Indebtedness	$19,784,862		$6,757,261		$7,159,202		$33,701,325

4Q 2020 SUPPLEMENTAL	30

Property and Debt Information
As of December 31, 2020
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
											Total	Our Share
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,874	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,481	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,126,428	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,291	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,129	09/01/22		3.95%	Fixed	112,707	112,707
6.	Bay Park Square	WI	Green Bay	100.0%		682,401	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,891	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		977,986	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		476,247	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,726	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,183,394	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		709,052	03/06/21		5.75%	Fixed	84,739	47,768
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,538	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,342	(2)
15.	Coconut Point	FL	Estero	50.0%		1,205,043	10/01/26		3.95%	Fixed	182,775	91,387
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		815,026	(2)
18.	Copley Place	MA	Boston	94.4%	(7)	1,263,379	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,878	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,430	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,499,420	12/05/21		4.50%	Fixed	392,014	196,007
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,111	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,236,690	08/01/21		5.44%	Fixed	176,533	176,533
24.	Empire Mall	SD	Sioux Falls	100.0%		1,124,686	12/01/25		4.31%	Fixed	183,782	183,782
25.	Falls, The	FL	Miami	50.0%		708,956	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,237	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,466	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,731,260	02/01/21	(30)	4.30%	Fixed	411,565	205,783
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,273	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,725,099	03/05/21		5.25%	Fixed	305,474	152,737
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		660,240	(2)
32.	Galleria, The	TX	Houston	50.4%		2,017,029	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,889	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,560	(2)
35.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,358	06/01/21		5.38%	Fixed	122,251	122,251
36.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,368	(2)

4Q 2020 SUPPLEMENTAL	31

Property and Debt Information
As of December 31, 2020
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
											Total	Our Share
37.	La Plaza Mall	TX	McAllen	100.0%		1,312,890	(2)
38.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,057	(2)
39.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,193,515	11/01/27		4.06%	Fixed	189,147	94,573
40.	Lenox Square	GA	Atlanta	100.0%		1,556,507	(2)
41.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,748	(2)
42.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
43.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,162	(2)
44.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,935	07/01/25		4.11%	Fixed	150,000	84,555
45.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
46.	Meadowood Mall	NV	Reno	50.0%		928,920	11/06/21		5.82%	Fixed	107,751	53,875
47.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,615	(2)
48.	Miami International Mall	FL	Miami	47.8%		1,082,921	02/06/24		4.42%	Fixed	160,000	76,442
49.	Midland Park Mall	TX	Midland	100.0%		643,847	09/06/22		4.35%	Fixed	71,822	71,822
50.	Miller Hill Mall	MN	Duluth	100.0%		829,775	(2)
51.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,298	05/01/24		4.57%	Fixed	100,000	79,351
52.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,775	(2)
53.	Northgate	WA	Seattle	100.0%		416,014	(2)
54.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,504,635	07/05/23		3.30%	Fixed	230,163	129,744
55.	Ocean County Mall	NJ	Toms River (New York)	100.0%		876,479	(2)
56.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,917	(2)
57.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,340,622	12/07/20	(21)	4.77%	Fixed	32,779	28,039
58.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,717	01/01/26		3.84%	Fixed	310,000	292,938
59.	Pheasant Lane Mall	NH	Nashua	(10)		979,534	(2)
60.	Phipps Plaza	GA	Atlanta	100.0%		760,105	(2)
61.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,667	07/27/21		1.24%	Variable	225,000	225,000
62.	Prien Lake Mall	LA	Lake Charles	100.0%		842,763	(2)
63.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,115	05/01/26		4.50%	Fixed	180,000	90,000
64.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,023	(2)
65.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,122	(2)
66.	Ross Park Mall	PA	Pittsburgh	100.0%		1,234,352	(2)
67.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,475	(2)
68.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,073	11/01/23		4.69%	Fixed	120,000	113,328
69.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,182	03/11/30	(8)	2.81%	Variable	145,000	65,250
70.	Shops at Crystals, The	NV	Las Vegas	50.0%		270,588	07/01/26		3.74%	Fixed	550,000	275,000
71.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,577	02/01/23		3.61%	Fixed	295,000	150,450
72.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,952	(2)
73.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		707,520	02/01/23		3.37%	Fixed	130,000	130,000
74.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,296,751	01/30/21	(8)	2.64%	Variable	171,750	42,938

4Q 2020 SUPPLEMENTAL	32

Property and Debt Information
As of December 31, 2020
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
											Total	Our Share
75.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,397	11/01/22		4.01%	Fixed	93,308	52,598
76.	South Hills Village	PA	Pittsburgh	100.0%		1,128,979	(2)
77.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,606	(2)
78.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,313	04/01/23		3.84%	Fixed	138,131	138,131
79.	SouthPark	NC	Charlotte	100.0%		1,684,900	(2)
80.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,066	10/06/25		4.45%	Fixed	59,485	29,742
81.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,342	(2)
82.	St. Johns Town Center	FL	Jacksonville	50.0%		1,453,557	09/11/24		3.82%	Fixed	350,000	175,000
83.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,288,019	(2)
84.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,690	09/05/26		3.50%	Fixed	330,000	164,670
85.	Summit Mall	OH	Akron	100.0%		776,843	10/01/26		3.31%	Fixed	85,000	85,000
86.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,240,441	(2)
87.	Tippecanoe Mall	IN	Lafayette	100.0%		864,844	(2)
88.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,863	(2)
89.	Towne East Square	KS	Wichita	100.0%		1,144,884	(2)
90.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,234	(2)
91.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,570	(2)
92.	University Park Mall	IN	Mishawaka	100.0%		918,320	(2)
93.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,579	(2)
94.	West Town Mall	TN	Knoxville	50.0%		1,281,753	07/01/22		4.37%	Fixed	206,957	103,478
95.	Westchester, The	NY	White Plains (New York)	40.0%		806,086	02/01/30		3.25%	Fixed	400,000	160,000
96.	White Oaks Mall	IL	Springfield	80.7%		942,836	06/01/24	(8)	2.89%	Variable	46,915	37,850
97.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,336	11/01/26		4.15%	Fixed	155,152	146,612
98.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,155,042	03/05/24		4.50%	Fixed	397,944	198,972
99.	Woodland Hills Mall	OK	Tulsa	94.5%		1,096,430	(2)
	Total Mall Square Footage					111,905,430

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,511	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		675,179	04/01/22		4.81%	Fixed	76,227	38,113
3.	Pier Park	FL	Panama City Beach	65.6%		947,994	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,992	05/01/28		3.85%	Fixed	54,425	54,425
	Total Lifestyle Centers Square Footage					2,022,676

4Q 2020 SUPPLEMENTAL	33

Property and Debt Information
As of December 31, 2020
						Debt Information
	Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
										Total	Our Share
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	337,689	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,216	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,533	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,911	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,115	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,210	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,752	12/01/22		3.36%	Fixed	41,757	41,757
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,331	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,357	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,958	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,147	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,117	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,225	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,119	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,933	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	378,506	03/01/23		1.64%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,640	04/01/23		3.66%	Fixed	109,122	109,122
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,727	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,055	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,591	02/06/26		4.26%	Fixed	73,314	73,314
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,472	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,029	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,560	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,491	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,334	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,993	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,721	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,756	06/01/26	(15)	4.17%	Fixed	49,504	49,504
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,778	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,892	07/01/23		3.78%	Fixed	116,398	116,398
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,281	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,621	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,802	(2)

4Q 2020 SUPPLEMENTAL	34

Property and Debt Information
As of December 31, 2020
						Debt Information
	Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
										Total	Our Share
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,380	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,753	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,948	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,509	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,403	09/06/26	(17)	3.33%	Fixed	34,329	34,329
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/Milwaukee)	100.0%	402,412	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,884	07/26/21		1.24%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,682	09/06/26	(17)	3.33%	Fixed	60,308	60,308
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,387	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,873	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	735,171	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,532	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,720	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,425	10/06/24		4.06%	Fixed	93,138	55,883
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,694	(2)
58.	Tanger Outlets — Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,254	11/28/22		1.99%	Variable	71,000	35,500
59.	Tanger Outlets — Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	1.79%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,766	12/01/22		3.41%	Fixed	103,304	103,304
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,456	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,925	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,273	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,485	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,436	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,562	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,513	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,425	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,869	(2)
	Total U.S. Premium Outlet Square Footage				30,434,534

4Q 2020 SUPPLEMENTAL	35

Property and Debt Information
As of December 31, 2020
							Debt Information
	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
											Total	Our Share
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,224,704	07/01/21		5.76%	Fixed	145,874	145,874
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,929,910	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,322	11/01/24		4.28%	Fixed	128,913	48,342
							07/01/21		5.04%	Fixed	25,083	9,406
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,369,966	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,214	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,462	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,734,951	10/01/26		3.99%	Fixed	253,708	253,708
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,787,611	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,609	11/09/25	(8)	3.38%	Variable	355,000	355,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,422,344	03/05/22		4.25%	Fixed	289,141	144,570
11.	Opry Mills	TN	Nashville	100.0%		1,169,158	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,574	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,327,229	(2)
	Total The Mills Square Footage					21,257,029

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre Mall, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Liberty Tree Mall, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing, and Town Center at Cobb							(4)(15)(20)			1,404,119	714,428
	Total Other Properties Square Footage					14,299,247

	TOTAL U.S. SQUARE FOOTAGE (11)(22)					179,918,916

4Q 2020 SUPPLEMENTAL	36

Property and Debt Information
As of December 31, 2020
					Debt Information
	Property Name	State City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
									Total	Our Share
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna	90.0%	118,000	07/04/29	(19)	2.00%	Fixed	226,896	204,206
	Subtotal Austria Square Footage			118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)	50.0%	422,600	11/10/21	(14)	1.76%	Variable	106,105	53,053
3.	Premium Outlets Montréal	Montréal (Quebec)	50.0%	367,400	06/01/24	(14)	3.08%	Fixed	94,177	47,088
4.	Toronto Premium Outlets	Toronto (Ontario)	50.0%	504,600	05/24/22	(14)	1.66%	Variable	90,824	45,409
					06/01/22	(14)	3.11%	Fixed	133,420	66,710
5.	Vancouver Designer Outlet	Vancouver (British Columbia)	45.0%	326,000	02/18/21	(14)	2.01%	Variable	125,849	56,632
	Subtotal Canada Square Footage			1,620,600
	FRANCE
6.	Provence Designer Outlet	Miramas	90.0%	269,000	07/27/22	(8)(19)	1.60%	Variable	100,445	90,401
	Subtotal France Square Footage			269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup	70.5%	191,500	06/30/21	(19)	2.49%	Fixed	46,262	32,615
	Subtotal Germany Square Footage			191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)	90.0%	288,000	02/15/22	(19)	2.25%	Variable	159,432	143,489
9.	Noventa Di Piave Designer Outlet	Venice	90.0%	353,000	07/25/25	(19)	1.95%	Fixed	343,042	308,738
	Subtotal Italy Square Footage			641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)	40.0%	315,000	09/25/23	(23)	1.64%	Fixed	35,097	14,039
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)	40.0%	659,500	04/08/27	(23)	0.16%	Variable	126,010	50,404
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)	40.0%	441,000	01/31/23	(23)	0.34%	Variable	8,725	3,490
13.	Rinku Premium Outlets	Izumisano (Osaka)	40.0%	512,500	07/31/22	(23)	0.34%	Variable	9,693	3,877
					07/31/27	(23)	0.30%	Fixed	57,189	22,876
14.	Sano Premium Outlets	Sano (Tokyo)	40.0%	390,800	02/28/25	(23)	0.28%	Fixed	44,103	17,641
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)	40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)	40.0%	434,600	05/31/23	(23)	0.32%	Variable	27,141	10,856
					11/30/23	(23)	0.32%	Variable	25,202	10,081
					04/08/25	(23)	0.35%	Fixed	48,465	19,386
17.	Toki Premium Outlets	Toki (Nagoya)	40.0%	367,700	11/30/24	(23)	0.29%	Variable	3,392	1,357
					11/30/24	(23)	0.21%	Fixed	25,687	10,275
18.	Tosu Premium Outlets	Fukuoka (Kyushu)	40.0%	328,400	10/31/26	(23)	0.17%	Variable	71,242	28,497
	Subtotal Japan Square Footage			3,613,700

4Q 2020 SUPPLEMENTAL	37

Property and Debt Information
As of December 31, 2020
					Debt Information
	Property Name	State City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s)
									Total	Our Share
	KOREA
19.	Busan Premium Outlets	Busan	50.0%	360,200	06/20/23	(24)	3.04%	Fixed	100,274	50,137
20.	Paju Premium Outlets	Paju (Seoul)	50.0%	558,900	07/13/23	(24)	3.36%	Fixed	69,915	34,957
21.	Siheung Premium Outlets	Siheung (Seoul)	50.0%	444,400	03/15/23	(24)	3.28%	Fixed	137,990	68,995
22.	Yeoju Premium Outlets	Yeoju (Seoul)	50.0%	551,600	03/06/23	(24)	3.41%	Fixed	67,152	33,576
	Subtotal South Korea Square Footage			1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)	50.0%	277,500	02/14/24	(25)	3.96%	Variable	25,311	12,656
24.	Johor Premium Outlets	Johor (Singapore)	50.0%	309,400	(2)
	Subtotal Malaysia Square Footage			586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City	50.0%	333,000	(2)
26.	Premium Outlets Querétaro	Querétaro	50.0%	274,800	12/20/33	(28)	9.98%	Fixed	22,469	11,235
					12/20/21	(28)	8.49%	Variable	5,581	2,791
	Subtotal Mexico Square Footage			607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond	(26)	298,000	12/18/21	(19)	1.78%	Fixed	282,085	253,877
					08/17/25	(19)	1.30%	Variable	206,046	97,383
28.	Roosendaal Designer Outlet	Roosendaal	94.0%	247,500	02/25/24	(8)(19)	1.75%	Variable	72,342	68,002
	Subtotal Netherlands Square Footage			545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga	46.1%	191,000	02/09/23	(19)	2.75%	Variable	61,744	28,470
	Subtotal Spain Square Footage			191,000
	THAILAND
30.	Siam Premium Outlets Bangkok	Bangkok	50.0%	264,000	06/05/31	(29)	3.95%	Fixed	81,008	40,504
	Subtotal Thailand Square Footage			264,000
	UNITED KINGDOM
31.	Ashford Designer Outlet	Kent	45.0%	281,000	02/22/22	(5)	3.08%	Fixed	136,504	61,427
	Subtotal United Kingdom Square Footage			281,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(27)			10,845,100

	TOTAL SQUARE FOOTAGE			190,764,016
	Other Secured Indebtedness:					(13)			278,583	138,848
	TOTAL SECURED INDEBTEDNESS									$13,950,595(6)
	Our Share of Consolidated Mortgage Debt									$6,777,485
	Our Share of Joint Venture Mortgage Debt									$7,173,110

4Q 2020 SUPPLEMENTAL	38

Property and Debt Information
As of December 31, 2020
	Debt Information
	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000’s) Total
Unsecured Indebtedness:
Global Commercial Paper – USD	02/19/21	(12)	0.29%	Fixed	623,020
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	919,850
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Term Loan Credit Facility – USD Currency	06/30/23	(8)(31)	0.85%	Variable	2,000,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	613,232
Revolving Credit Facility – USD Currency	06/30/25	(8)	0.84%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness					$19,831,102(18)

4Q 2020 SUPPLEMENTAL	39

Property and Debt Information
As of December 31, 2020
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2020: 1M LIBOR at 0.144%; 1M EUR LIBOR at (0.55)%; 3M EURIBOR at (0.55)%; 6M EURIBOR at (0.53)%; 3M GBP LIBOR at 0.03%; 1M YEN TIBOR at 0.08%; 6M YEN TIBOR at 0.14%; 1M YEN LIBOR at (0.07)%; 1M CDOR at 0.46%; and Cost of Funds Rate at 2.21%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(5)
Amount shown in USD equivalent; GBP equivalent is 100.0 million.

(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $219.2 million of payment guarantees provided by the Operating Partnership.

(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(8)
Includes applicable extensions available at our option.

(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.

(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at December 31, 2020.

(13)
Consists of 10 loans with interest rates ranging from 1.66% to 5.27% and maturities between 2022 and 2035.

(14)
Amount shown in USD equivalent; CAD equivalent is 701.3 million.

(15)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.

(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(18)
Also represents our share of Total Unsecured Indebtedness.

(19)
Amount shown in USD equivalent; Euro equivalent is 1.2 billion.

(20)
Consists of 15 encumbered properties with interest rates ranging from 2.89% to 9.35% and maturities between 2021 and 2026, of which two properties are held within TMLP.

(21)
Mortgage is outstanding as of December 31, 2020, the single purpose entity borrower and the lender are currently working together to extend the maturity date of this non-recourse mortgage loan.

(22)
Includes office space of 2,114,183 square feet including the following centers with more than 75,000 square feet of office space:

Circle Centre – 104,944 sq. ft. Copley Place – 893,439 sq. ft. Domain, The – 156,240 sq. ft. Fashion Center at Pentagon City – 169,089 sq. ft.	Oxford Valley Mall – 139,701 sq. ft. The Shops at Clearfork – 146,571 sq. ft. Southdale Center – 102,400 sq. ft.

(23)
Amounts shown in USD equivalent; Yen equivalent is 49.7 billion.

(24)
Amounts shown in USD equivalent; Won equivalent is 408.0 billion.

(25)
Amounts shown in USD equivalent; Ringgit equivalent is 102.0 million.

(26)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(27)
Does not include Klépierre.

(28)
Amounts shown in USD equivalent; Pesos equivalent is 557.9 million.

(29)
Amounts shown in USD equivalent; Baht equivalent is 2.4 billion.

(30)
Subsequent to December 31, 2020, this mortgage was refinanced with a $415 million mortgage, with a maturity date of February 1, 2024, and an interest rate of 3.75%.

(31)
On February 2, 2021, the Operating Partnership repaid $750 million of the Term Loan Credit Facility.

4Q 2020 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2020 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended December 31, 2020		For the Three Months Ended December 31, 2019
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(9,268)	$294,254	$(12,380)	$375,982
Management fees and other revenues	—	—	—	—
Other income	(448)	37,988	(644)	39,168
Total revenue	(9,716)	332,242	(13,024)	415,150
EXPENSES:
Property operating	(1,780)	59,681	(1,995)	68,229
Depreciation and amortization	(4,446)	103,058	(4,227)	102,291
Real estate taxes	(526)	29,935	(520)	30,687
Repairs and maintenance	(406)	8,827	(403)	10,919
Advertising and promotion	(939)	11,801	(1,348)	12,588
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(774)	24,479	(1,814)	23,653
Total operating expenses	(8,871)	237,781	(10,307)	248,367
OPERATING INCOME BEFORE OTHER ITEMS	(845)	94,461	(2,717)	166,783
Interest expense	1,917	(70,955)	1,835	(77,214)
Loss on extinguishment of debt	—	—	—	—
Income and other tax benefit (expense)	—	—	—	—
Income from unconsolidated entities	5	(23,506) (2)	(290)	(89,569) (2)
Unrealized (losses) gains in fair value of equity instruments	—	—	—	—
Loss on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(1,250)	—	—	—
Consolidated income from continuing operations	(173)	—	(1,172)	—
CONSOLIDATED NET INCOME	(173)	—	(1,172)	—
Net income attributable to noncontrolling interests	(173)	—(3)	(1,172)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, RGG, SPARC, ABG, JCP and Forever 21.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2020 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Twelve Months Ended December 31, 2020		For the Twelve Months Ended December 31, 2019
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(33,895)	$1,196,230	$(45,957)	$1,451,509
Management fees and other revenues	—	—	—	—
Other income	(1,385)	134,870	(1,815)	154,056
Total revenue	(35,280)	1,331,100	(47,772)	1,605,565
EXPENSES:
Property operating	(6,553)	230,902	(8,049)	263,165
Depreciation and amortization	(16,893)	405,579	(16,751)	408,818
Real estate taxes	(1,944)	122,239	(2,294)	125,583
Repairs and maintenance	(1,507)	31,962	(1,528)	39,722
Advertising and promotion	(2,840)	31,845	(4,908)	43,381
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,691)	72,727	(6,962)	87,006
Total operating expenses	(32,428)	895,254	(40,492)	967,675
OPERATING INCOME BEFORE OTHER ITEMS	(2,852)	435,846	(7,280)	637,890
Interest expense	7,509	(289,520)	6,882	(300,518)
Loss on extinguishment of debt	—	—	—	—
Income and other tax benefit (expense)	—	—	—	—
Income from unconsolidated entities	971	(146,326) (2)	(593)	(337,372) (2)
Unrealized (losses) gains in fair value of equity instruments	—	—
(Loss) gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(1,250)	—	—	—
Consolidated income from continuing operations	4,378	—	(991)	—
CONSOLIDATED NET INCOME	4,378	—	(991)	—
Net income attributable to noncontrolling interests	4,378	—(3)	(991)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, RGG, SPARC, ABG, JCP and Forever 21.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2020 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of December 31, 2020		As of December 31, 2019
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(447,142)	$10,682,529	$(460,208)	$10,832,419
Less – accumulated depreciation	(116,415)	3,656,118	(101,505)	3,503,417
	(330,727)	7,026,411	(358,703)	7,329,002
Cash and cash equivalents	(20,930)	517,982	(22,446)	467,563
Tenant receivables and accrued revenue, net	(7,193)	352,530	(9,537)	239,623
Investment in unconsolidated entities, at equity	(24,433)	(2,579,138)	(21,591)	(2,349,462)
Investment in Klépierre, at equity	—	—	—	—
Investment in TRG, at equity	—	—	—	—
Right-of-use assets, net	(887)	81,066	(894)	80,520
Deferred costs and other assets	(27,994)	893,535	(28,733)	573,694
Total assets	$(412,164)	$6,292,386	$(441,904)	$6,340,940
LIABILITIES:
Mortgages and unsecured indebtedness	$(181,238)	$7,159,202	$(175,044)	$7,214,181
Accounts payable, accrued expenses, intangibles, and deferred revenues	(20,224)	464,372	(19,132)	464,401
Cash distributions and losses in unconsolidated entities, at equity	—	(1,577,393)	—	(1,566,294)
Dividend payable	—	—	—	—
Lease liabilities	(887)	82,699	(894)	81,166
Other liabilities	(48,373)	163,506	(46,800)	147,486
Total liabilities	(250,722)	6,292,386	(241,870)	6,340,940
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(160,355)	—	(193,524)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(1,087)	—	(6,510)	—
Total equity	(1,087)	—	(6,510)	—
Total liabilities and equity	$(412,164)	$6,292,386	$(441,904)	$6,340,940

4Q 2020 SUPPLEMENTAL	44